UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ADVENT TECHNOLOGIES HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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ADVENT TECHNOLOGIES HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2021
We are pleased to notify you that we will hold the 2021 annual meeting of our stockholders on May 20, 2021, at 9:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2021 for the following purposes:
1.	To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders;
2.	To ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.
Our board of directors has established the close of business on April 12, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.
A list of stockholders will be available at our headquarters at 200 Clarendon Street, Boston, MA 02116 for a period of at least ten days prior to our 2021 annual meeting. A list of stockholders will also be available electronically on the virtual meeting website during the meeting.
We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, our 2021 annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend our 2021 annual meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2021. Details regarding how to attend the meeting online are more fully described in this proxy statement.
Whether you plan to attend the annual meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend our 2021 annual meeting virtually via the Internet.
Thank you for your continued support of Advent Technologies Holdings, Inc. We look forward to seeing you at the annual meeting.
ADVENT TECHNOLOGIES HOLDINGS, INC.

/s/ James F. Coffey
James F. Coffey
Chief Operating Officer, General Counsel and Secretary
April 15, 2021
Boston, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2021:
The proxy statement, annual report and form of proxy card are available at
https://www.advent.energy/Investors

i

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OF
ADVENT TECHNOLOGIES HOLDINGS, INC.

TO BE HELD MAY 20, 2021
INTRODUCTION
The board of directors of Advent Technologies Holdings, Inc., or our Board, is soliciting proxies from stockholders for its use at the 2021 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on May 20, 2021, at 9:00 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2021.
This proxy statement relates to the solicitation of proxies by our Board for use at the 2021 annual meeting.
On or about April 15, 2021, we will commence mailing a full set of proxy materials to all stockholders entitled to vote at the 2021 annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2020 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2020 are available at www.advent.energy/Investors.
INFORMATION ABOUT THE MEETING AND VOTING
Purposes of the Meeting
The purposes of the 2021 annual meeting are:
1.	To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders;
2.	To ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 12, 2021 as the “record date” for the 2021 annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, 46,128,745 shares of our common stock were issued and outstanding, held by approximately 94 registered stockholders of record. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the 2021 annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/ADN2021.

Voting Shares That You Hold In Your Name
You have three choices:
•
VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 19, 2021. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

•
VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 19, 2021. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.
Virtual Meeting
In light of the public health concerns related to the ongoing COVID-19 pandemic and after careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
To participate in the 2021 annual meeting, stockholders as of the record date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the meeting 10 minutes before the start time of 9:00 a.m., Eastern Time, on May 20, 2021. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on May 20, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2021. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/ADN2021.
Attending the Annual Meeting
The 2021 annual meeting will be held entirely online at www.virtualshareholdermeeting.com/ADN2021. A summary of the information you need to attend the 2021 annual meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/ADN2021.
•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the 2021 annual meeting.
•	Please have your 16-digit control number to enter the 2021 annual meeting.
•	Stockholders may submit questions while attending the 2021 annual meeting via the Internet.
•	The meeting webcast will being promptly at 9:00 a.m., Eastern Time.
•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Webcast replay of the 2021 annual meeting will be available until the sooner of May 20, 2022 or the date of the next annual meeting of stockholders to be held in 2022.
Technical Assistance for the Virtual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the 2021 annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposal 1 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal.
Your Voting Options on Each of the Proposals
You may vote “for all”, “withhold all” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote) or “for all except” with respect to the election of each nominee for director (Proposal 1).
You may vote “for,” “against” or “abstain” with respect to the proposal on the ratification of the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (Proposal 2).
If any other matter is presented at the 2021 annual meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2021 annual meeting, other than those discussed in this proxy statement.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•	FOR the election as director of each of the two (2) individuals named as its nominees in this proxy statement (Proposal 1); and
•
FOR the ratification of the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2).

If any other matter is properly brought before the 2021 annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each of the two (2) nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee).

Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the 2021 annual meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “for” or “withhold.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.
A majority of the votes properly cast at the meeting will approve: (i) the proposal to ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and (ii) all other matters that arise at the 2021 annual meeting. Only “for” and “against” votes will affect the outcome. Abstentions will have no effect on the ratification of the appointment of EY as our independent registered public accounting firm. This is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Please note, however, that because the vote on the ratification of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is advisory in nature, the results of such vote will not be binding upon our Board or its committees.
Quorum
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2021 annual meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
Voting on Possible Other Matters
We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our 2021 annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our second amended and restated certificate of incorporation or amended and restated bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the 2021 annual meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our 2021 annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
•	reduced disclosure about our executive compensation arrangements;
•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K with the Securities and Exchange Commission, or the SEC) or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.
We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of seven (7) directors. In accordance with the terms of our second amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class I directors, Anggelos Skutaris and Katrina Fritz, are up for reelection at this 2021 annual meeting of stockholders, and the Class II directors, Katherine E. Fleming and Lawrence M. Clark, Jr., will be up for reelection at the 2022 annual meeting of stockholders. The Class III directors are Vassilios Gregoriou, Emory De Castro and William Hunter, and their terms will expire at the 2023 annual meeting of stockholders. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating the two (2) current Class I directors listed below for re-election. If re-elected, each of these two (2) nominees will serve on our Board until the 2024 annual meeting, or until his or her successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his or her earlier death, resignation or removal.
Below is certain information concerning our Board’s nominees for election at this year’s 2021 annual meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected as a director of the Company.
Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.
Elsewhere in this proxy statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.
Required Vote of Stockholders
Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the two director nominees who receive the greatest number of votes at the 2021 annual meeting will be elected. Stockholders have the option to vote “for” each of the nominees, “withhold” their vote from each of the nominees or “withhold” their vote from any one of the nominees. Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors and broker non-votes will have no effect on the election of directors.
Our Board recommends that you vote FOR all two (2) of the nominees named below.
The following persons have been nominated for election to our Board:
Name	Year First Elected as Director	Position
Anggelos Skutaris	2021	Lead Director
Katrina Fritz	2021	Director
Anggelos Skutaris, age 56, has a BSc in Economics from Arizona State University and an MBA from the Thunderbird School of Global Management. He has more than 28 years of International experience in banking, finance, management, treasury and investments. He is currently a member of the Incorporation Committee and Chief Investment Officer for Power Bank, a Qatar-based financial institution with a mission to provide Islamic financing to the global energy sector. Key positions he held in the past include: Chief Investment Officer (Janus Continental Group, JCG), Head of Treasury Operations & Transformation (Qatar Airways), Managing Partner (New Symbol Global Advisors), Chief Executive Officer (PiraeusCapital Management), Founder & CEO (OliveTree Management Associates), Group Treasurer (Titan Cement), Head of Equity Financing (Calyon Securities) and Director of Equity Financing (Credit Suisse). Whilst at Titan cement, Mr. Skutaris was instrumental in issuing the largest corporate syndicated facility in Greece, a 5-year, €800 million transaction. Mr. Skutaris is well-qualified to serve on the board of directors due to his extensive business development and financial experience.
Katrina Fritz, age 48, is the Executive Director of the Stationary Fuel Cell Collaborative, leading education and outreach activities with the guidance of state agencies, local air districts and industry. She also works with the National Fuel Cell Research Center on state level clean energy policy and market development. Katrina currently serves as an expert to the European Commission on Horizon 2020 programs for research and innovation and was appointed to the New Jersey Fuel Cell Task Force in January 2021. As Principal of KM Fritz LLC, Katrina has provided advisory and consulting services to global industrial firms related to business and communications strategy in distributed energy generation markets. She has held leadership positions in numerous trade associations and on advisory boards including: The California Hydrogen Business Council, the International Energy Agency’s Fuel Cell Working Group; the U.S. Fuel Cell and Hydrogen Energy Association; the Alliance for Clean Energy New York; the Pacific Clean Energy Application Center at University of California, Berkeley; and the Connecticut Fuel Cell and Hydrogen Coalition. Katrina has held leadership positions at ClearEdge Power (formerly UTC Power), Plug Power and Case Western Reserve University, leading strategic planning, government relations, business development, and corporate communications. She also worked in the software industry in Santa Cruz, California and Watford, United Kingdom. Katrina has a BA degree from the University of Michigan and an MBA from the Weatherhead School of Management at Case Western Reserve University. Ms. Fritz is well-qualified to serve on the board of directors due to her extensive leadership and clean fuel technology experience.
Continuing Members of the Board of Directors
The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond this 2021 annual meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.
Katherine E. Fleming, age 55, has over fifteen years’ experience in Higher Education leadership and has been the Provost of New York University since 2016, with responsibility for allocating financial resources and setting strategic priorities, and with oversight of all Deans and Directors. From 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris, and from 2012-2016 she served as the President of the Board of the University of Piraeus. A historian by training, she earned a BA from Barnard College of Columbia University, an MA from the University of Chicago and a Ph.D. from the University of California, Berkeley. She was granted honorary Greek citizenship by the Hellenic Republic in 2015and in 2019 was named by France to the Legion d’Honneur. Dr. Fleming is well-qualified to serve on the board of directors due to her extensive financial and scholastic experience. Dr. Fleming is a Class II director, whose term expires at the 2022 annual meeting of stockholders.
Lawrence M. Clark, Jr., age 48, who has served as an independent director of AMCI since November 15, 2018, is the founder and Managing Member of BalanTrove Management, LLC (“BalanTrove”), a corporate advisory firm to middle market companies, investors and lenders. BalanTrove provides strategic advisory, interim executive management, and operational, financial and project evaluation and due diligence assistance to businesses in transition and capital providers. Mr. Clark serves as a director of American Consolidated Natural Resources, Inc., the largest private miner of thermal coal in the U.S. From 2019 to 2020 he served as a director of Balackhawk Mining, LLC and from 2015 to 2018, he served as Chief Executive Officer of Accordant Energy, LLC, a licensor of a patented portfolio of intellectual property for processing municipal solid waste into a low-carbon engineered fuel for use in utility and industrial boilers. Prior to that, he served for two years as President and Chief Executive Officer of JW Resources, Inc., a private operator of thermal coal assets in Central Appalachia. Before founding BalanTrove in 2011, Mr. Clark spent eight years at Harbinger Capital Partners LLC, most recently as Managing Director and Director of Investments, where he was responsible for investments in metals, mining, industrial and retail companies, among other sectors. From 2001 to 2002, Mr. Clark was a

Distressed Debt and Special Situations Research Analyst at Satellite Asset Management, L.P. He was Vice President in the Distressed Debt and High Yield Research Department at Lazard Freres & Co., LLC from 2000 to 2001, and an Associate in Credit Suisse First Boston’s High Yield Research Group from 1998 to 2000. Mr. Clark started his investing career in 1997 in the Corporate Bond Research Department of Salomon Brothers. Mr. Clark received an M.B.A. from New York University’s Stern School of Business in 1998, and a B.S.B.A. in Finance from Villanova University in 1993. He is well qualified to serve on the board of directors following the Business Combination due to his extensive operational, management, analysis and investing experience. Mr. Clark is a Class II director, whose term expires at the 2022 annual meeting of stockholders.
Vassilios Gregoriou, age 56, has been Chairman and CEO of Advent since inception. Dr. Gregoriou cofounded Advent Technologies Inc. in 2012. In addition, Dr. Gregoriou is an internationally known scientist with research and/or managerial positions in both the U.S. (Northeastern, MIT, Polaroid, Princeton) and Greece (NHRF, FORTH) over his 30 year career so far in the technology sector. His research activity extends over a wide area of subjects in the renewable energy space that include the areas of flexible photovoltaics based on organic semiconductors, optically active materials based on conjugated oligomers and polymer nanocomposites. His published work as co-author includes three books and more than 100 scientific papers. He is also co-inventor of 15 patents. Dr. Gregoriou has more than 25 years of experience in the U.S. market. He has extensive experience in the technical development of new products and in the management of such activities. He holds a Ph.D. in Physical Chemistry from Duke University and he has attended the MBA program at Northeastern University. He was also a NRSA award recipient at Princeton University. He also served as President of Society for Applied Spectroscopy (SAS) in 2001. Dr. Gregoriou is well-qualified to serve on the board of directors due to his extensive scientific, managerial and industry experience. Dr. Gregoriou is a Class III director, whose term expires at the 2023 annual meeting of stockholders.
William Hunter, age 52, has been President, Chief Executive Officer and Chief Financial Officer, as well as a Director of AMCI, since AMCI’s inception. He has been Managing Director and Chief Financial Officer of AMCI Group since 2017, and since 2015 he has been Managing Partner at Hunter Natural Resources LLC, a consulting firm in the industrial, consumer and natural resources sectors. Mr. Hunter has been involved in over $20 billion of transactions in the natural resources, transportation and industrial industries during his 25 years in the industry. He is currently a member of the board of American Battery Metals Corp. (OTC: ABML), which is a clean energy materials business focused on recycling of critical minerals from lithium ion batteries, and a member of the board of directors of Ridley Terminals Inc. From 1999 to 2015, Mr. Hunter worked as a Director or Managing Director at Nomura Securities, Teneo Capital, Dahlman Rose & Co., Jefferies & Company and TD Securities. He holds a B.S.C. in Finance and an M.B.A. in Finance from DePaul University. Mr. Hunter is well-qualified to serve on the board of directors due to his extensive corporate finance and capital markets experience. Mr. Hunter is a Class III director, whose term expires at the 2023 annual meeting of stockholders.
Emory De Castro, age 63, has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience. Dr. De Castro is a Class III director, whose term expires at the 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.
The Merger
On February 4, 2021, the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated October 12, 2020, by and among the Company, AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), AMCI Sponsor LLC (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the stockholders of the Company (other than the Advent stockholders) (the “Purchaser Representative”), Advent Technologies, Inc., a Delaware corporation (“Advent”), and Vasillios Gregoriou, solely in his capacity as the representative from and after the Effective Time for the Advent stockholders (the “Seller Representative”), as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Merger (the “Amendments” and as amended, the “Merger Agreement”), dated as of October 19, 2020 and December 31, 2020, by and among the Company, Merger Sub, Sponsor, Advent, and Seller Representative.
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Advent was effected through the merger of Merger Sub with and into Advent, with Advent surviving as the surviving company (the “Merger”). Effective as of immediately prior to the Effective Time, the size of our Board was reduced from nine members to seven members and Mr. Skutaris, Ms. Fritz, Dr. Fleming, Mr. Clark, Dr. Gregoriou, Mr. Hunter and Dr. De Castro were appointed to serve as directors of the Company. Hans J. Mende, Brian Beem, Nimesh Patel, Gary Uren and Jason Grant resigned as directors of the Company. In connection with the Merger, the name of the Company was changed from “AMCI Acquisition Corp.” to “Advent Technologies Holdings, Inc.” All references herein to “AMCI” or “AMCI Acquisition” are to the Company prior to the Merger.
Board Leadership Structure
The leadership of the board is currently structured so that it is led by the Chairman, Vassilios Gregoriou, who also serves as the Company’s Chief Executive Officer. When the Chairman of the Board is not an independent director, a Lead Director may be elected annually by the Board. After the Closing, the Board has elected Mr. Skutaris to serve as Lead Director.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Director Independence
Our Board currently consists of seven (7) members. Our Board has determined that four (4) of those members, Dr. Fleming, Mr. Skutaris, Ms. Fritz and Mr. Clark, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, or Nasdaq. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as

“independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that four of our directors are “independent directors” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Gregoriou is not an independent director under these rules because he is our Chief Executive Officer. William Hunter is not an independent director under these rules because he is our President and Chief Financial Officer. Emory De Castro is not an independent director under these rules because he is our Chief Technology Officer.
Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.
Committees and Attendance
Our Board held eight (8) meetings during 2020. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).
In addition to regular meetings of our Board, the Company’s non-management, independent directors meet in executive sessions without management participation.
Our Board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors / Governance / Governance Documents page on our website at www.advent.energy.
Audit Committee
In connection with the Merger, on February 4, 2021, our Board reconstituted the Audit Committee as follows: The members of our audit committee are Mr. Clark, Mr. Skutaris and Ms. Fritz; Mr. Clark chairs the audit committee. Our board of directors has determined that Mr. Clark, Mr. Skutaris and Ms. Fritz of the audit committee satisfies the independence standards for audit committee purposes as that term is defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has also determined that each of Mr. Clark and Mr. Skutaris qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. The audit committee’s specific responsibilities include:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
During the fiscal year ended December 31, 2020, the Company’s audit committee met 4 times, with each meeting attended by all members of the audit committee of the Company prior to the Merger, Messrs. Clark, Uren and Grant. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”
Compensation Committee
In connection with the Merger, on February 4, 2021, our Board established the compensation committee. The members of our compensation committee are Mr. Skutaris, Ms. Fleming and Ms. Fritz; Mr. Skutaris chairs the compensation committee. Our Board has determined that each member of the compensation committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market and Rule 10C-1 of the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. The compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate such responsibilities of the full committee to the executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq, except that compensation actions affecting the CEO may not be delegated.
The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our compensation committee’s specific responsibilities include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;
•	reviewing our executive compensation policies and plans;
•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	administering our incentive compensation equity-based incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•	assisting management in complying with our proxy statement and Annual Report disclosure requirements;
•	if required, producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing and establishing general policies relating to compensation and benefits of our employees; and
•	reviewing our overall compensation philosophy.
Prior to the Merger, the Company did not have a compensation committee.
The compensation committee charter also provides that the compensation committee may, in its sole discretion, appoint, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will have sole authority and direct responsibility to approve such compensation consultant’s or other adviser’s fees and other retention terms, to oversee the work of and to terminate such compensation consultant or other adviser, to pay from the funds of the Company reasonable compensation to such compensation consultant or other adviser retained by the compensation committee, and to provide for appropriate funding for such reasonable compensation, which will be provided by the Company and determined by the compensation committee. However, before selecting or obtaining the advice of a compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee will consider all factors relevant to the independence of such consultant, counsel or other adviser from management, including the factors set forth in Nasdaq rules then in effect and any other applicable laws, rules or regulations.
Nominating and Corporate Governance Committee
In connection with the Merger, on February 4, 2021, our Board established the Nominating and Corporate Governance Committee as follows: The members of our nominating and corporate governance committee are Ms. Fleming, Mr. Clark and Ms. Fritz. Ms. Fleming chairs the nominating and corporate governance committee. Our board of directors has determined that each member of the nominating and corporate governance committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market.
Our nominating and corporate governance committee’s specific responsibilities include:
•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•	evaluating the performance of our board of directors and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines.
Prior to the Merger, the Company did not have a nominating and corporate governance committee.
Global Code of Business Conduct and Ethics
We have adopted a written global code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our global code of business conduct and ethics is available under the Investors / Governance / Governance Documents page of our website, www.advent.energy. In addition, we will post on our website all other disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code and policy.
Our corporate governance guidelines are available under the Investors / Governance / Governance Documents page of our website, www.advent.energy.
Director Nomination Process
Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates shall include consideration of a range of diversity perspectives, including but not limited to professional experience, skills, knowledge and length of service.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Stockholders have the right under our amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected, and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in the Company’s amended and restated bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s amended and restated bylaws. Such nomination information should be submitted to: Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116, Attention: Corporate Secretary.
Communication with Directors
Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.
Director Attendance at Annual Meeting
Each director who is up for election at an annual meeting of stockholders or who has a term that continues after such annual meeting is required to attend the 2021 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock by:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors (including the director nominees); and
•	all of our directors and executive officers as a group, based upon 46,128,745 shares of common stock outstanding as of April 12, 2021.
Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder.
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of April 12, 2021 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each beneficial owner listed below is c/o Advent Technologies Holdings, Inc. 200 Clarendon Street, Boston, MA 02116.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Vassilios Gregoriou	5,465,506	11.9%
William Hunter	100,000	*
Christos Kaskavelis(1)	3,704,113	8.0%
Emory De Castro	2,124,999	4.6%
James F. Coffey	590,705	1.3%
Katherine E. Fleming	—	—
Anggelos Skutaris	—	—
Katrina Fritz	—	—
Lawrence M. Clark	35,000	*
All executive officers and directors as a group (nine persons)(2)	12,020,323	26.1%
5% or greater stockholders:
AMCI Sponsor LLC(3)(4)	4,844,148	9.99%
Charalampos Antoniou(5)	2,775,049	6.0%
*	Less than one percent.
(1)
Christos Kaskavelis’ ownership includes 1,802,405 shares owned by Nemaland Ltd, an entity in which Mr. Kaskavelis and his wife each hold a 50% stake and for which Mr. Kaskavelis holds shared voting and dispositive power with his wife with regard to such shares of Company common stock. The business address of Mr. Kaskavelis is 200 Clarendon Street, Boston, MA 02116. The business address of Nemaland Ltd is 77 Strovolou, Office 204, 2018 Strovolos, 2018, Cyprus.

(2)	Unless otherwise indicated, the business address of each of the individuals is 200 Clarendon Street, Boston, MA 02116.
(3)
The number of shares includes 2,474,009 shares of Company common stock issued to our sponsor upon conversion of its founder shares and 2,370,139 shares of Company common stock issued upon exercise of warrants owned by our sponsor. Pursuant to the Merger Agreement, our sponsor entered into a letter agreement with AMCI and Advent, which provided that our sponsor would forfeit one-third (1/3rd) of the placement warrants that it owned as of the Closing. The business address of our sponsor is c/o AMCI Acquisition Corp., 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.

(4)
In connection with a loan previously made by Orion Resource Partners (USA) LP to AMCI, our sponsor transferred one-half of its founder shares and one-half of its remaining placement warrants after the forfeiture described above to permitted transferees of our sponsor and Orion Resource Partners (USA) LP at the closing of the Business Combination.

(5)
Charalampos Antoniou’s ownership includes 1,784,389 shares owned by Neptune International AG, an entity for which Mr. Antoniou holds shared voting and dispositive power with regard to such shares of Company common stock. The business address of Mr. Antoniou is Bernoldweg 14, ZUG, 6300, Switzerland. The business address of Neptune International AG is Bahnhofstrasse 7, ZUG, 6300, Switzerland.

EXECUTIVE OFFICERS
The below table identifies and sets forth certain biographical and other information regarding our executive officers as of April 12, 2021. There are no family relationships among any of our executive officers or directors.
Name	Age	Position
Vassilios Gregoriou	56	Chairman, Chief Executive Officer and Director
William Hunter	52	President, Chief Financial Officer and Director
Christos Kaskavelis	52	Chief Marketing Officer
Emory De Castro	63	Chief Technology Officer and Director
James F. Coffey	58	Chief Operating Officer and General Counsel
Executive Officers
Vassilios Gregoriou has been Chairman and CEO of Advent since inception. Dr. Gregoriou cofounded Advent Technologies Inc. in 2012. In addition, Dr. Gregoriou is an internationally known scientist with research and/or managerial positions in both the U.S. (Northeastern, MIT, Polaroid, Princeton) and Greece (NHRF, FORTH) over his 30 year career so far in the technology sector. His research activity extends over a wide area of subjects in the renewable energy space that include the areas of flexible photovoltaics based on organic semiconductors, optically active materials based on conjugated oligomers and polymer nanocomposites. His published work as co-author includes three books and more than 100 scientific papers. He is also co-inventor of 15 patents. Dr. Gregoriou has more than 25 years of experience in the U.S. market. He has extensive experience in the technical development of new products and in the management of such activities. He holds a Ph.D. in Physical Chemistry from Duke University and he has attended the MBA program at Northeastern University. He was also a NRSA award recipient at Princeton University. He also served as President of Society for Applied Spectroscopy(SAS) in 2001. Dr. Gregoriou is well-qualified to serve on the board of directors due to his extensive scientific, managerial and industry experience.
William Hunter has been President, Chief Executive Officer and Chief Financial Officer, as well as a Director of AMCI, since AMCI’s inception. He has been Managing Director and Chief Financial Officer of AMCI Group since 2017, and since 2015 he has been Managing Partner at Hunter Natural Resources LLC, a consulting firm in the industrial, consumer and natural resources sectors. Mr. Hunter has been involved in over $20 billion of transactions in the natural resources, transportation and industrial industries during his 25 years in the industry. He is currently a member of the board of American Battery Metals Corp. (OTC: ABML), which is a clean energy materials business focused on recycling of critical minerals from lithium ion batteries, and a member of the board of directors of Ridley Terminals Inc. From 1999 to 2015, Mr. Hunter worked as a Director or Managing Director at Nomura Securities, Teneo Capital, Dahlman Rose & Co., Jefferies & Company and TD Securities. He holds a B.S.C. in Finance and an M.B.A. in Finance from DePaul University. Mr. Hunter is well-qualified to serve on the board of directors due to his extensive corporate finance and capital markets experience.
Christos Kaskavelis joined Advent as Chief Marketing Officer in 2019. From 2015 to 2016 he served as Managing Director of Mamaya IKE, a Greek publishing and media consulting company. From 2016 to 2018, he was a research scholar at the MIT Media Lab in Boston, Massachusetts. He has been a seed investor in the Company, an angel investor, and has served on its board of directors since the first day. He is a serial entrepreneur in the tech industry and primarily digital marketing, with successful exits in both Nasdaq and London Stock Exchanges. He has designed and been responsible for enterprise software systems designed for Pratt & Whitney, Analog Devices, General Electric and Lucent Technologies in the areas of Just-In-Time (JIT) manufacturing, Supply Chain Management and Production Scheduling. He holds a Ph.D. in Supply Chain Management as well as an M.Sc. in Manufacturing Engineering from Boston University, a B.Sc. in Electrical Engineering and a B.A. in Business Economics from Brown University.
Emory De Castro has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience.
James F. Coffey has served as General Counsel and Corporate Secretary of Advent since March 2020. Beginning in 2018, while a partner at a national Am Law 100 law firm, Jim served as Advent's outside legal counsel. Mr. Coffey has over thirty years of experience in corporate and securities law, mergers and acquisitions, venture capital and corporate finance, and intellectual property law. He has extensive international experience having closed transactions in both North and South America, Europe, and China. Throughout the course of his career, Jim has developed strong relationships and strategic contacts within the clean energy and technology sectors and specific experience in the fuel cell industry. From 2013 to 2017, he served as general counsel to another HT PEM fuel cell company that was a customer of Advent. Mr. Coffey was a Gerald L. Wallace Scholar at New York University School of Law where he received an LL.M. in Corporate Law. He received his J.D. from the New England School of Law, and his B.A., cum laude, from Providence College. Mr. Coffey is listed in The Best Lawyers in America® for Mergers and Acquisitions. He is recognized for his work in intellectual property law by the IAM Patent 1000. Mr. Coffey was named a Massachusetts Super Lawyer by Law and Politics magazine. He is AV® rated by Martindale-Hubbell. Mr. Coffey is a fellow of the Boston Bar Foundation and the American Bar Foundation.

EXECUTIVE COMPENSATION
Introduction
This section describes the material elements of the compensation awarded to, earned by, or paid to Advent’s principal executive officer and next two most highly-compensated executive officers for its fiscal years ended December 31, 2020 and December 31, 2019. These individuals, who Advent refers to as the “named executive officers” in this proxy statement, are:
•	Vassilios Gregoriou, Chief Executive Officer and Chairman of our Board of Directors;
•	Emory De Castro, Chief Technology Officer; and
•	Christos Kaskavelis, Chief Marketing Officer.
This section also provides an overview of certain compensation arrangements that Advent adopted in connection with the Merger. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to Advent during its fiscal years ended December 31, 2020 and December 31, 2019.
Name and Principal Position(1)	Year	Salary ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Vassilios Gregoriou, Chief Executive Officer and Chairman of the Board of Directors	2020	$170,000	$323,966	$493,966
	2019	$170,000	—	$170,000
Emory De Castro, Chief Technology Officer	2020	$150,000	$173,896	$323,896
	2019	$150,000	—	$150,000
Christos Kaskavelis, Chief Marketing Officer	2020	$120,000	$173,896	$293,896
	2019	$68,909	—	$68,909
(1)
As described in further detail below in the “Employment Agreements and Other Arrangements with Named Executive Officers— Payment of Accrued but Unpaid Base Compensation” of this section, although Messrs. Gregoriou, De Castro, and Kaskavelis earned the base compensation identified above, an aggregate of $613,970, $426,422, and $120,000, respectively, with respect to prior service remained unpaid as of December 31, 2020. These amounts, however, were repaid to Messrs. Gregoriou, De Castro, and Kaskavelis in connection with the Merger.

(2)	Mr. Kaskavelis compensation was paid to Mamaya IKE, a Greek company owned by Mr. Kaskavelis and his wife.
(3)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of the stock awards granted during the 2020 fiscal year as described in further detail in Note 11 of the Consolidated Financial statements of Advent Technologies Inc. included in the Proxy Statement/Prospectus/Consent Solicitation Statement filed on February 14, 2021.

Narrative Disclosure to Summary Compensation Table
Base Salaries
Each of Advent’s named executive officers receives a salary in respect of his or her services. The current annual base salary for each of Advent’s named executive officers is:
Named Executive Officer	Current Annual Base Salary
Vassilios Gregoriou	$170,000
Emory De Castro	$150,000
Christos Kaskavelis	$120,000
In connection with the Merger, and as described in further detail in the “Executive Compensation — Narrative Disclosure to the Summary Compensation Table — Agreements with our Named Executive Officers” section of this proxy statement, Mr. Gregoriou’s annual base salary was increased from $170,000 to $800,000; Mr. De Castro’s annual base salary was increased from $150,000 to $350,000; and Mr. Kaskavelis’s annual base salary was increased from $120,000 to $350,000, in each case, effective as of the date of the consummation of the Merger.
Annual Bonuses
None of Advent’s named executive officers received an annual bonus during fiscal years 2020 or 2019.
Equity Compensation
In recognition of past service, in 2020, each of our named executive officers was granted shares of common stock of Advent Technologies Inc. at a discounted purchase price of $0.01 per share. These shares were issued pursuant to the terms of either the Advent Technologies Inc. 2018-2020 Stock Grant Plan or the Advent Technologies Inc. 2020-2023 Stock Grant Plan (collectively, the “Stock Grant Programs”). Pursuant to the Stock Grant Programs, Mr. Gregoriou was granted 512,080 shares on March 26, 2020 and 297,834 shares on September 9, 2020, and each of Messrs. De Castro and Kaskavelis was granted 256,040 shares on March 26, 2020 and 178,701 shares on September 9, 2020. In general, under the Stock Grant Programs, if the employee ceased to be employed with Advent for any reason prior to December 31, 2020, Advent had a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. This limited repurchase right lapsed on December 31, 2020.
Agreements with our Named Executive Officers
On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Merger, Advent entered into employment agreements, with each of Messrs. Gregoriou and De Castro. In addition, Advent entered into an employment agreement with Mr. Kaskavelis on December 31, 2020. The employment agreements set forth the terms and conditions of their employment with us following consummation of the Merger, including their eligibility for an annual bonus and severance payments and benefits in the event the named executive officer’s employment is terminated under certain circumstances. The material terms of these new employment arrangements are set forth below:
•
Mr. Gregoriou serves as our Chief Executive Officer and Chairman of our board of directors, with an initial annual base salary of $800,000, a one-time signing bonus of $500,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 150% of his annual base salary.

•
Mr. De Castro serves as our Chief Technology Officer, with an annual base salary of $350,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

•
Mr. Kaskavelis serves as our Chief Marketing Officer, with an annual base salary of €315,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

The sign-on bonuses are payable in two installments: (i) 50% on the first payroll date following the consummation of the Merger and (ii) 50% to be paid on the first payroll date following the one year anniversary of the consummation of the Merger, subject to the applicable executive’s employment through the relevant payment date.
The employment agreements provide that if an executive’s employment terminates without “cause” or by him for “good reason,” (as such terms are defined in the employment agreement or term sheet, as applicable), the executive will be entitled to (i) up to 12 months’ subsidized medical, dental and vision benefits continuation (18 months for Mr. Gregoriou) and (ii) payment of one times (two times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months. If such termination of employment without “cause” or resignation for “good reason” occurs within 60 days prior to, or 12 months following, a “change in control” (as such term is defined in the 2021 Equity Incentive Plan), severance is enhanced and provides for (i) up to 18 months’ subsidized medical, dental and vision benefits continuation for all executives, (ii) two times (three times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months, and (iii) the initial grant of stock options and restricted stock units issued pursuant to the 2021 Equity Incentive Plan, shall become fully vested, and such options will remain exercisable for a period of one year following such termination of employment. Moreover, if the acquirer in such “change in control” does not agree to assume or substitute for equivalent stock options, any unvested portion of the initial grant of stock options shall become fully vested and exercisable at the time of such transaction.
The employment agreements for Messrs. Gregoriou, De Castro and Kaskavelis each contain (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for one year post-termination of employment (subject to, for Messrs. Gregoriou and De Castro, the Executive’s receipt of at least 50% of the Executive’s highest annualized base salary within the two (2) year period preceding termination) for the entire year, (iv) a covenant not to solicit any of our customers, vendors, suppliers or other business partners during the eighteen (18)-month period following termination and (v) a covenant not to solicit any of our employees or independent contractors during the eighteen (18)-month period following termination.
Prior to the Merger, Advent was party to certain offer letters with each of the named executive officers that set forth the initial terms and conditions of the officer’s employment with Advent, each of which has since been superseded by the new employment agreements described above. The material terms of these offer letters are summarized below.
Mr. Gregoriou. On December 3, 2012, Advent entered into an offer letter with Mr. Gregoriou, which provided for an annual base salary of $170,000, eligibility to receive an annual performance bonus of cash and performance stock awards and an initial grant of restricted stock awards in an amount equal to 4% of outstanding common stock on Mr. Gregoriou’s date of hire. Pursuant to the offer letter, if Mr. Gregoriou’s employment is terminated without “cause” or if he resigns for “good reason” (as each such term was defined in the offer letter), he is entitled to (i) 6 months’ base salary continuation and (ii) 12 months’ subsidized benefits continuation, in each case subject to Mr. Gregoriou’s execution and non-revocation of a release of claims. As described in further detail above, effective as of the consummation of the Merger, this offer letter was superseded in its entirety by a new employment agreement between Mr. Gregoriou and Advent.
On October 19, 2019, Mr. Gregoriou separately entered into an agreement with Advent that contained (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for two year post-termination of employment, (iv) a covenant not to solicit any of Advent’s customers or patrons during the two-year period following termination and (v) a covenant not to solicit any of Advent’s employees or consultants during the two-year period following termination.
Messrs. De Castro and Kaskavelis. Neither Messrs. De Castro nor Kaskavelis were previously party to employment agreements with Advent, though each entered into offer letters with Advent in May 2020. These offer letters set forth such executive’s base salary ($150,000 for Mr. De Castro and $120,000 for Mr. Kaskavelis), a bonus target of 100% of base salary, and a right to an award pursuant to the 2020-2023 Stock Grant Plan. As described in further detail in the “Executive Compensation—Narrative Disclosure to the Summary Compensation Table — Agreements with our Named Executive Officers” section of this proxy statement, in connection with the announcement of the Merger, Mr. De Castro entered into an employment agreement with Advent and Mr. Kaskavelis entered into a term sheet with Advent, each of which became effective as of the consummation of the Merger.
Employee Benefits
Advent did not provide, in 2019 or 2020, any health and welfare benefits or 401(k) retirement plan to its U.S. full-time employees. Pursuant to Greek Labor Law 2112/1920, employees in Greece are entitled to an indemnity in the event of dismissal or retirement, though as a director, Mr. Gregoriou is not eligible for such indemnity.
Outstanding Equity Awards at Fiscal Year End
As of December 31, 2020, none of Messrs. Gregoriou, De Castro or Kaskavelis had any outstanding equity awards. However, in 2020, each of Messrs. Gregoriou, Castro and Kaskavelis and certain other executive officers were issued stock awards pursuant to the terms of certain stock grant plans, the terms of which are described in further detail in the “Executive Compensation—Narrative Disclosure to the Summary Compensation Table—Equity Compensation” section of this proxy statement.

Other Arrangements with our Named Executive Officers
Transaction Bonus Letter Agreements
Advent entered into transaction bonus letter agreements with each of Messrs. Gregoriou, De Castro, and Kaskavelis, which entitled each executive to receive a transaction bonus promptly following consummation of the Merger. The transaction bonuses, which were paid at the time of the Merger, were $2,500,000 for Mr. Gregoriou, and $860,000 to each of Messrs. De Castro and Kaskavelis.
Payment of Accrued but Unpaid Base Compensation
As of December 31 2020, an aggregate of $613,970, $426,422 and $120,000 was due in unpaid compensation for prior service to, respectively, Messrs. Gregoriou, De Castro and Kaskavelis. These amounts were repaid to Messrs. Gregoriou, De Castro and Kaskavelis in connection with the Merger.

DIRECTOR COMPENSATION
None of Advent’s non-employee directors received compensation in respect of their services as directors of Advent during the 2020 fiscal year. However, a term sheet for Harris Antoniou, a member of Advent’s board of directors prior to the Merger, provides that he will serve as our Business Development Representative, with annual consulting fees of $240,000 per year and eligible to earn a discretionary annual performance bonus, each beginning in fiscal year 2021. While each of Messrs. Gregoriou, De Castro and Kaskavelis served as members of the board of directors of Advent in 2020, none received additional compensation for director services and all compensation earned by them with respect to their employment with Advent is set forth in the “Summary Compensation Table” above.
Pursuant to offer letters with each of the Company’s non-employee directors (the “Director Offer Letters”), each of Dr. Fleming, Ms. Fritz, Mr. Skutaris and Mr. Clark will, following the Merger, receive an annual retainer of $60,000, to be paid quarterly in arrears. In addition, each non-employee director will be eligible to receive an annual grant of options to purchase a number of shares of Company common stock determined by dividing $60,000 by the closing price per share of Company common stock on the applicable grant date. The annual grant of stock options will vest in annual installments over a three (3) year period.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Advent Technologies Holdings, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Advent Technologies Holdings, Inc.’s Corporate Governance Guidelines. Further, our Board has determined that two of our members (Mr. Clark and Mr. Skutaris) are audit committee financial experts as defined by the rules of the SEC.
The audit committee met four (4) times during fiscal 2020 with the Company’s management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020, with management and Marcum. Management has the responsibility for the preparation of Advent Technologies Holdings, Inc.’s financial statements, and Marcum has the responsibility for the audit of those statements. The Audit Committee discussed with Marcum the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from Marcum pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Marcum and Advent Technologies Holdings, Inc. and the potential effects of any disclosed relationships on Marcum’s independence, and discussed with Marcum its independence. We reviewed with Marcum their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Marcum’s examination of Advent Technologies Holdings, Inc.’s financial statements both with and without management.
The Audit Committee considered any fees paid to Marcum for the provision of non-audit related services and does not believe that these fees compromise Marcum’s independence in performing the audit.
Based on these reviews and discussions with management and Marcum, we approved the inclusion of Advent Technologies Holdings, Inc.’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
On February 9, 2021, we approved the engagement of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as the independent registered public accounting firm for the fiscal year ended December 31, 2021, subject to ratification by Advent Technologies Holdings, Inc.’s stockholders.
Audit Committee

Lawrence M. Clark
Anggelos Skutaris
Katrina Fritz

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2020 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”
Administrative Services Agreement
The Company entered into an agreement with an affiliate of our sponsor whereby, commencing on November 16, 2018 through the earlier of the Company’s consummation of a Merger and its liquidation, the Company agreed to pay the affiliate $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2019, the Company recorded $120,000 in fees in connection with such services in general and administrative expenses in the accompanying statements of operations. There were no fees payable and outstanding as of December 31, 2020 and December 31, 2019.
Related Party Loans
In order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, our sponsor agreed to loan the Company up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which the Company consummates its Merger or February 22, 2021. On November 20, 2020, the Company borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.
In connection with a loan previously made by Orion Resource Partners (USA) LP to the Company, our sponsor has agreed to transfer one-half of its remaining founder shares and one-half of its remaining placement warrants to permitted transferees of our sponsor and Orion Resource Partners (USA) LP at the Closing of the Merger. The loan by Orion Resource Partners (USA) LP was paid by the Company upon the Closing of the Merger.
Voting Agreement
Simultaneously with the execution of the Merger Agreement, the Company and Advent entered into voting agreements (the “Voting Agreements”) with certain insiders of Advent holding in the aggregate approximately 40% of Advent’s outstanding capital stock. Pursuant to the Voting Agreements, each such stockholder agreed, among other things, to vote all of its shares of Advent stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Advent stockholders for their approval, and provide a proxy to the Company to vote such Advent stock accordingly. The Voting Agreements prevent transfers of the Advent stock held by such stockholder between the date of the Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.
Lock-Up Agreement
Simultaneously with the execution and delivery of the Merger Agreement, certain former stockholders of Advent, who collectively owned 23,735,315 shares of our common stock as of February 5, 2021, entered into a Lock-Up Agreement with the Company and the Purchaser Representative (each, a “Lock-Up Agreement”). Pursuant to the Lock-Up Agreements, each Advent stockholder party thereto agreed not to, during the period commencing from the Closing and ending on the one (1) year anniversary of the Closing (subject to early release if the closing price of the Company’s common stock equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 150 days after the Closing and also subject to early release if the Company, following the Merger, consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).
Similarly, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 5,513,019 shares of our common stock, agreed to a substantially identical lock-up in connection with the initial public offering (and its permitted transferees are subject to such lock-up with respect to the shares transferred to such permitted transferees). Additionally, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 4,340,278 private placement warrants and working capital warrants, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Closing continuing through the date that is 30 days after the Closing.
Non-Competition Agreement
Simultaneously with the execution and delivery of the Merger Agreement, certain insider Advent stockholders entered into non-competition and non-solicitation agreements for the benefit of the Company, Advent and each of their respective present and future affiliates, successors and subsidiaries (each, a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which the Advent stockholder party thereto agreed not to compete with the Company, Advent and their respective affiliates during the three (3) year period following the Closing in North America or the European Union (including Greece) or in any other markets in which the Company and Advent are engaged. The Advent stockholder party thereto also agreed during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.
Director and Officer Indemnification and Directors’ and Officers’ Liability Insurance
Our second amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
Related Person Transaction Policy
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter, the audit committee of our Board has selected the firm of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. EY served as Advent’s independent registered public accounting firm for the audit of its financial statements for the fiscal years ending December 31, 2019 and 2018. We are not required to have the stockholders ratify the appointment of EY as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of EY, but ultimately may decide to retain EY as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Before selecting EY, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Advent in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with EY in all of these respects.
Marcum LLP (“Marcum”) served as independent registered public accounting firm for the Company with respect to the audit of the Company’s consolidated financial statements for 2020. EY has been engaged by the Company’s audit committee to serve as independent registered public accounting firm for the Company with respect to the audit of the Company’s consolidated financial statements for 2021. Accordingly, Marcum was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of its audit of the Company’s financial statements for the fiscal year ended December 31, 2020. Representatives of EY will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Fees and Services
Audit and other fees billed to us by Marcum LLP for the fiscal years ended December 31, 2020 and December 31, 2019 are as follows:
	2020	2019
Audit Fees	$100,425	$75,447
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$100,425	$75,447
Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees of Marcum related to audit and review services in connection with our initial public offering and business combination totaled $100,425 for the year ended December 31, 2020 and $75,447 for the year ended December 31, 2019. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During each of the years ended December 31, 2020 and December 31, 2019, we did not pay Marcum any audit-related fees.
Tax Fees. We did not pay Marcum for tax return services, planning and tax advice for each of the year ended December 31, 2020 and December 31, 2019.

All Other Fees. We did not pay Marcum for any other services for each of the year ended December 31, 2020 and December 31, 2019.
Pre-Approval by Audit Committee of Principal Accountant Services.
Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of EY. Abstentions will have no effect on the results of this vote.
Our Board recommends that you vote FOR the proposal to ratify EY as the Company’s registered independent public accounting firm for 2021 (Proposal 2).

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2020, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2020.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116 no later than December 16, 2021, which is 120 days prior to April 15, 2022.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116. To be timely for the 2022 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before January 20, 2022 or after February 19, 2022, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2022 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice on or before ten (10) days after the day on which the date of the 2022 annual meeting is first disclosed in a public announcement. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting.

ANNUAL REPORT
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K which was required to be filed with the SEC for the fiscal year ended December 31, 2020. Please address all requests to:
James F. Coffey, Corporate Secretary
Advent Technologies Holdings, Inc.
200 Clarendon Street
Boston, MA 02116
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2020 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2020 are available at www.advent.energy/Investors.
We are mailing a full set of our printed proxy materials to stockholders on or about April 15, 2021. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at www.advent.engergy.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47195-P56537 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVENT TECHNOLOGIES HOLDINGS, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring in 2024:

01) Anggelos Skutaris
02) Katrina Fritz

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as Advent Technologies Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47196-P56537

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVENT TECHNOLOGIES HOLDINGS, INC.

The undersigned hereby appoints Vassilios Gregoriou and William Hunter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Advent Technologies Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 20, 2021 virtually at www.virtualshareholdermeeting.com/ADN2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)